UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 28, 2017 (April 25, 2017)

Integrity Capital Income Fund, Inc.
(Exact name of registrant as specified in charter)

Colorado	000-55277	46-4285184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13540 Meadowgrass Drive, Suite 100 Colorado Springs, Colorado	80921
(Address of principal executive offices)	(Zip code)

(719) 955-4801
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders.

Integrity Capital Income Fund, Inc. (the "Company") held an annual meeting of shareholders on April 25, 2017 (the "Annual Meeting").  At the Annual Meeting, two proposals were submitted to the shareholders for approval.  Each of the proposals are described in detail in the Company's definitive Proxy Statement filed with the Securities and Exchange Commission on April 12, 2017.  At the Annual Meeting, the shareholders approved each of the proposals.  There were no broker non-votes on any proposal.  The votes on the proposals were cast as follows:

Proposal No.1 - To elect five directors to serve until the Company's next annual meeting of shareholders and until their successors are elected and qualified.  The votes were cast as follows:

Name	For	Withheld
Randall Rush	2,463,777.65	0
Eric Davis	2,463,777.65	0
Ric Denton	2,463,777.65	0
Steve Leach	2,463,777.65	0
P. Andrew Limes	2,463,777.65	0

Proposal No. 2  -  To authorize the Board of Directors to withdraw the Company's election to be regulated as a business development company under the Investment Company Act of 1940, as amended.  The votes were cast as follows:

For	Against	Abstain
2,428,571.25	35,206.40	0

 Item 7.01 - Regulation FD

At the Annual Meeting the Company made a presentation to attendees.  A copy of the presentation is available on the Company's website at: integritycapitalincomefund.com.  The information in Item 7.01 of this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.  This Item 7.01 on Form 8-K will not be deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by Regulation FD.  Any reference to the Company's internet address shall not be deemed to incorporate the information available at such internet address into this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTEGRITY CAPITAL INCOME FUND, INC.

Dated: April 28, 2017	/s/ Eric Davis
Eric Davis, President, Chief Investment Officer and Chief Compliance Officer

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